UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2008
BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-24699	62-1742957

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Avenue South, Watertown, Massachusetts	02472

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 673-8000
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On April 25, 2008, Bright Horizons Family Solutions, Inc. (the “Company”) issued a press release regarding its financial results for the first quarter ended March 31, 2008.
Included in the press release is a calculation of earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure. Management of the Company believes that EBITDA is a useful tool for comparing the Company’s operating results with the operating results of other companies in the childcare industry. We have provided EBITDA in previous earnings releases and believe that providing it now aids investors when they are comparing prior periods. EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, and should not be considered as an alternative to net income for purposes of evaluating our results of operations.
The Company is also disclosing certain additional non-GAAP financial information for the three months ended March 31, 2008. The Company recognized certain administrative expenses in the first quarter of 2008, consisting primarily of fees earned by financial advisors and attorneys, directly associated with our previously announced agreement to be acquired by an affiliate of Bain Capital Partners, LLC. The Company believes that it is in the best interest of investors to present certain financial information on a pro forma basis excluding the impact of these acquisition-related expenses in order to aid in the evaluation of the Company’s results on a basis comparable to previously reported periods. The Company also included this non-GAAP financial information because it believes that this information more accurately reflects the Company’s operating performance for the 2008 first quarter when compared to the same period in 2007 and because it believes that the information provides investors with additional information to evaluate the Company’s past financial results and ongoing operational performance. The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance versus the comparable period in 2007.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in the press release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.
The press release announcing the financial results for the fourth quarter is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release issued by Bright Horizons Family Solutions, Inc. dated April 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
Date: April 25, 2008	By:	/s/ Elizabeth J. Boland
		Name:	Elizabeth J. Boland
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Bright Horizons Family Solutions, Inc. dated April 25, 2008.